                                                                  Exhibit 10.3

                                   MOTOROLA
                             WIRELESS DATA GROUP

                          NETWORK ADAPTER AGREEMENT

                                   BETWEEN
                                MOTOROLA, INC.
                             WIRELESS DATA GROUP
                            50 EAST COMMERCE DRIVE
                          SCHAUMBURG, ILLINOIS 60173
                                   ("WDG")

                                     AND

                              E.COM INCORPORATED
                             7905 SW CIRRUS DRIVE
                           BEAVERTON, OREGON 97008
                                  ("E.COM")


Effective Date:     September 1, 1996


     WHEREAS:

     A. WDG develops and markets advanced wireless RF components for use in devices that enable wireline and wireless users to remotely access computer databases and files;

     B. E.COM develops and markets advanced wireless mobile computing tools (known as "network adapters") with integrated wireless RF components, software, battery management and other connectivity devices that provide remote access to the same devices and users as WDG;

     C. WDG has determined to cease production of its own form of 800/900Mhz network adapter known as the "InfoTAC";

     D. To ensure that wireless data customers continue to have access to network adapter devices which integrate WDG's advanced radio modem technology, WDG and E.COM have determined to collaborate on the development and marketing of a new line of network adapters incorporating WDG's radio modem components;

     E. WDG and E.COM have agreed to enter into this Agreement to set out their respective rights and obligations in respect of the matters set out above.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

1.   SCOPE

     1.1 GOALS. In entering into this Agreement, the goals of the parties are as follows:

          (a) to develop a product to replace WDG's discontinued InfoTAC by creating a product incorporating the Modems and having other attributes, including advanced battery management;

          (b) to provide the wireless data market with a low cost unit that will be distributed worldwide;

          (c) to identify for E.COM potential distribution channels and volume demand forecast for 2-Way Messager Units;

          (d) to provide E.COM with a reliable source of radio modem components and technology for next generation network adapter products;

          (e) to establish a standard product development process between E.COM and WDG in respect of next generation wireless network adapters.

     Nothing in the foregoing is intended to provide a guarantee by either party to the other of any particular business result and is specifically not intended to guarantee either party that the project to be undertaken hereunder will be successful.

     1.2 TWO-PHASED EFFORT. This Agreement sets forth the terms and conditions governing the following two-phased effort:

          (a) Phase I-the development by E.COM of certain products described as "2-Way Messager Units"; and

          (b) Phase II-the appointment by WDG of E.COM an OEM integrator of the Modems forming part of the 2-Way Messager Units.

2.   INTERPRETATION

     2.1  DEFINITIONS.  In this Agreement:

          (a) "2-Way Messager Units" means the network adapter devices, incorporating the Modems, to be developed by E.COM in accordance with the terms of this Agreement.

          (b) "Confidential Information" means confidential or proprietary information of either party or any of its Affiliates which is disclosed in oral, written or any other form by one party to the other and which is clearly designated or marked as confidential or proprietary at the time of disclosure. In order for information disclosed orally to be considered Confidential Information it shall be confirmed in writing by the disclosing party within 90 days after such disclosure.

          (c) "Modems" means WDG's IWM5x5 radiomodem components having the specifications set out in Schedule A hereto.

          (d) "Specifications" means the functional and environmental specifications for the 2-Way Messager Units to be agreed upon by WDG and E.COM.

          (e)  "Term" means the term of this Agreement as defined in Section
3.1.

          (f) "Trademarks" means trademarks, tradenames, logs, service marks, quality designations or other proprietary words and symbols.

     2.2 CURRENCY. All references in this Agreement to "$" or dollars are to the lawful currency of the United States.

     2.3 SCHEDULES. The Schedules which form part of this Agreement are as follows:

          A-IWM5x5 Specifications.

3.   TERM

     3.1 TERM OF AGREEMENT. This Agreement will begin on the Effective Date listed above and will terminate on August 31, 1998 (the "Term"), unless either party terminates the Agreement earlier under the provisions of this Agreement.

     3.2 EXPIRATION OF TERM. At the expiration of the Term, the parties may agree to extend this Agreement for one or more additional periods of one year each. Except as otherwise specifically provided herein, neither the expiration nor earlier termination of this Agreement shall relieve either party of any obligation it may owe to the other which may have accrued as of the date of such termination.

4.   PHASE I-DEVELOPMENT

     4.1  SPECIFICATIONS.  E.COM and WDG will meet together to:

          (a) identify 2-Way Messager Unit requirements for network operators, including ARDIS in the United States and international network operators;

          (b)  develop the Specifications for the 2-Way Messager Unit; and

          (c) define the development program for the 2-Way Messager Units, including milestones, projected costs and deliverables.

     4.2 NON-RECURRING DEVELOPMENT COSTS. E.COM and WDG agree as follows in respect of the costs and expenses of developing the 2-Way Messager Units;

          (a) all 2-Way Messager Units development costs relating to the design, layout, prototyping and conversion to commercial units shall be borne by E.COM;

          (b)  WDG will sell to E.COM and E.COM will purchase from WDG twenty
(20) Modems, at a purchase price of US$305 per unit, to be used by E.COM as development units for incorporation into prototype 2-Way Messager Units; and

          (c) WDG shall provide, at no charge to E.COM, development support for development of the 2-Way Messager Units for RF testing, characterization, coverage, FCC component certification and component integration.

     4.3 OWNERSHIP. E.COM shall be the sole owner of the developed 2-Way Messager Units.

     4.4 NEXT GENERATION DEVELOPMENT. In the course of developing the first generation of 2-Way Messager Units, the project management of both parties will work together to outline a process which will serve as a baseline for development in respect of next generation wireless network adapters.

5.   PURCHASE OF MODEMS

     5.1 Subject to the terms and conditions hereof, and particularly to the provisions of Section 7, E.COM intends to purchase ten thousand (10,000) Modems in 1997 and twenty thousand (20,000) Modems in 1998 for a purchase price of US$250.00 per modem.

     5.2 WDG's sale and E.COM's purchase of the Modems shall be subject to the parties mutual agreement subsequent to the execution hereof regarding the particulars of the dates on which Modems are to be shipped, E.COM's ability to cancel or reschedule orders (and the consequences thereof), minimum order quantities and the warranty provisions that will be applicable to the Modems.

6.   MODEMS SUPPORT

     6.1 WDG will provide technical documentation and sales literature for the Modems. WDG personnel will also provide sales training on the Modems to introduce E.COM's sales organization to the product, its functionality and features. The details and costs for such efforts will be mutually agreed between the parties.

7.   MARKETING AND BUSINESS AND CHANNEL DEVELOPMENT

     7.1 E.COM and WDG intend to target markets for the sale of the 2-Way Messager Units in Germany, Malaysia, Australia, Korea, Japan, Singapore, Canada, Hong Kong, and Thailand and the United States. To that end, E.COM and WDG intend to conduct a forecast analysis in respect of the sale of 2-Way Messager Units into those markets.

     7.2 E.COM and WDG intend to jointly undertake the following marketing activities:

          (a) in the first quarter of 1997, to jointly meet with wireless data network operators and other InfoTAC distributors to introduce them to the 2-Way Messager Units and to provide training on the use of the units;

          (b) in the fourth quarter of 1997, to undertake developing marketing collateral, i.e., data sheets, targeted at wireless data network operators, resellers and end-user customers. In addition E.COM and WDG will investigate opportunities for joint advertising and co-marketing. Motorola cannot commit to funding for such activities.

8.   PATENT INDEMNITY

     8.1 At its expense, each party will defend the other against any claim that any activity to be undertaken hereunder (including without limitation, the supply by each party of any products to be supplied by it hereunder) infringe a United States or Canadian patent or copyright. The infringing party will pay all costs, damages and attorney's fees that a court finally awards as a result of such a claim. But the other party must give the infringing party prompt written notice of the claim, cooperate fully with infringing party in its defense, and give the infringing party sole authority to control the case and any related settlement negotiations. The infringing party will not be responsible for any settlement made without its written consent.

9.   LIABILITY ON TERMINATION

     9.1 Either party may terminate this Agreement upon giving to the other party ten (10) business days notice of termination. Except as expressly stated in this Agreement, neither of E.COM or WDG will be liable to the other for any damages or compensation due to the termination of this Agreement. This waiver includes any possible claims for the loss of present or future profits, for reimbursement for any investments or expenditures made in connection with this Agreement, or for any goodwill of a business.

10.  PROPRIETARY INFORMATION

     10.1 During the course of the parties' relationship under this Agreement, each party may be given access to certain Confidential Information of the other. WDG and E.COM will each exercise due diligence to maintain in confidence any such information disclosed by one to the other. As used here, the term "due diligence" means the same precaution and standard of care which the receiving party uses to safeguard its own confidential proprietary information, but in no event less than reasonable care.

     10.2 The party receiving Confidential Information from the other will use due diligence to prevent any unauthorized use, disclosure, publication or dissemination. The receiving party may not reproduce, distribute or disclose any of the other's Confidential Information to a third party, or use it for any commercial purpose outside this Agreement, without first obtaining written permission from the party which furnished it. In particular, WDG and E.COM will each ensure that any of its employees who are given access to the Confidential Information of the other will have a need to know and will be required to hold that information in confidence and to use it only in the course of their employer's business.

     10.3 This section does not impose any obligation on either of the parties if the information is: (1) publicly known at the time of disclosure;
(2) already known to the receiving party at the time; (3) furnished by the disclosing party to others without restrictions on its use or disclosure; or
(4) independently developed by the receiving party without use of the Confidential Information.

     10.4 WDG and E.COM each recognize that each party (or its corporate affiliates) may be engaged in the development of hardware or software products which may be competitive with those of the other party to this Agreement. Nothing in this Agreement will be construed to prohibit either party from engaging in the research, development, marketing, sale or licensing of any product which is independently developed and produced without the use of the other's Confidential Information.

11.  USE OF TRADEMARKS AND COPYRIGHTED MATERIALS

     11.1 The parties acknowledge that:

     (a) E.COM owns all right, title and interest in the E.COM name and logotype, as well as certain other Trademarks and tradenames which E.COM uses in connection with its product lines;

     (b) WDG owns all right, title and interest in the WDG name and logotype, as well as certain other Trademarks and tradenames which it uses in connection with its product lines; and

     (c) except as otherwise specifically stated herein, neither party will acquire any interest in any of the Trademarks or tradenames of the other by virtue of this Agreement, its activities under it, or any relationship which may be created under this Agreement.

12.  DISPUTE RESOLUTION

     12.1 The laws of the State of Illinois governs this Agreement. WDG and E.COM will attempt to settle any claim or controversy arising out of it through consultation and negotiation in food faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by WDG and E.COM within 45 days after written notice by one of the parties demanding mediation. Neither of the parties may unreasonably withhold consent to the selection of a mediator, and WDG and E.COM will share the costs of the mediation equally. By mutual agreement, however, WDG and E.COM may postpone mediation until each has completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of non-binding alternative dispute resolution, such as neutral fact-finding or a minitrial.

     12.2 Any dispute which the parties cannot resolve between themselves through negotiation or mediation within six months of the date of the initial demand by either of them may then be submitted to the courts within the State of Illinois for resolution. The use of any alternative dispute resolution procedure will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. And nothing in this paragraph will prevent either party from resorting to judicial proceedings if
(a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

13.  RELATIONSHIP OF THE PARTIES

     13.1 Each of the parties will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other, and neither of the parties may create any obligations or responsibilities on behalf of or in the name of the other. Under no circumstances may either party hold itself out to be a partner, employee, franchisee, representative, servant or agent of the other. The parties also agree that neither of them will make false or misleading statements, claims or representations about the other or the other's products.

14.  ASSIGNMENT

     14.1 Neither party may assign this Agreement to any third party, or delegate its performance under this Agreement to another, without the prior written consent of the other party.

15.  GENERAL

     15.1 Notices under this Agreement must be sent by courier, facsimile or registered or certified mail to the appropriate party at its address stated on the first page of this Agreement (or to a new address if the other has been properly notified of the change). A notice will not be effective until the addressee actually receives it. In respect to any notice sent by facsimile, such notice should be followed by a hard copy sent by mail or by courier.

     15.2 This contract represents the entire agreement between the parties regarding this subject. It supersedes any terms or conditions contained on printed forms submitted with purchase orders, sales acknowledgments or invoices; it also supersedes all pervious oral or written communications between E.COM and WDG regarding the subject. This Agreement may not be modified or waived except in writing and signed by an officer or other authorized representative of each party. If any provision is held invalid, all other provisions shall remain valid, unless such validity would frustrate the purpose of this Agreement.

     15.3 Finally, EACH PARTY ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS AGREEMENT AND AGREES TO BE BOUND BY ITS TERMS.

     All of which is signed by and on behalf of E.COM and WDG.


 MOTOROLA INC. WIRELESS DATA GROUP       E.COM INCORPORATED


 By        /s/ Robert Molnar             By     /s/ William F. Stephens
   -----------------------------------     -----------------------------------
         (Authorized Signatory)                  (Authorized Signatory)

 Name:         Robert Molnar             Name:         William F. Stephens
      --------------------------------        --------------------------------

 Title:  Vice President & General Mgr.   Title:        President/CEO
       -------------------------------         -------------------------------

 Date:         11/15/96                  Date:         11/5/96
      --------------------------------        --------------------------------


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

                                  SCHEDULE A

                            IWM5X5 SPECIFICATIONS

                    GRACKLE OEM MODULE (SERIAL INTERFACE)
                                SPECIFICATIONS


GENERAL

Form Factor                            PC Card Type III
Network Capability                     Ardis, DataTAC 5000
Protocol Capability                    MDC 4800 and/or RD-LAP 19,200

PHYSICAL

Dimensions                             PCMCIA Type III form factor
                                       (85.6 X 54 X 10.5 [mm])
Mounting                               Fastener thru holes (M2 4 positions)
Host Serial and Power Connection       30 line flex 0.5 [mm] spacing
Host RF Connection                     MMCX Miniature Coaxial
Housings                               High Impact Polycarbonate frame
                                       Stainless Steel outer shell
Grounding                              Per PCMCIA spec V2.0 (2 places)


REGULATORY COMPLIANCE

The Motorola Grackle shall comply with FCC Part 15 (B) and FCC Part 90. The Grackle performance characteristics will facilitate approvals in any country in which the Motorola Personal Messenger 100D is approved.

HOST ELECTRICAL INTERFACE (SERIAL)

Host Interface                RS232 9 pin asynchronous serial interface
                              3.3V CMOS & 5V TTL compatible

Interface Signal Support

Signal Name                            Description
-----------                            -----------
DCD                                    Data Carrier Detect
RXD                                    Receive Data
TXD                                    Transmit Data
DTR                                    Data Transmit Ready
DSR                                    Data Set Ready
RTS                                    Request to Send
CTS                                    Clear to Send
RI                                     Ring Indicator
GND                                    Ground


Host Supplied Interface Signals

 Host        Voltage       Voltage       Voltage      Current       Current       Ripple        Note
Supply        (min)         (nom)         (max)        (Typ)         (Max)         (Max)
-----------------------------------------------------------------------------------------------------------------------------
H7.2V        5.75V         7.2V          9V           600 mA        750 mA        5 mV         Grackle Radio Supply
-----------------------------------------------------------------------------------------------------------------------------
H5.0V        4.5V          5.0V          5.5V         90 mA         150 mA        5 mV         Grackle Logic Supply
-----------------------------------------------------------------------------------------------------------------------------
VSRAM        2.7V          3.3V          3.5V         2 uA          20 uA         1 mV         Battery Backup of Grackle SRAM
-----------------------------------------------------------------------------------------------------------------------------

Host Generated Control Signals

Host Provided         Host o/p     Host o/p     Host o/p     Host o/p     Output        Host o/p     Note
Signal                Type         (Vol max)    (Vol max)    (Vol min)   Iol (Typ.)    (Iol max)
---------------------------------------------------------------------------------------------------------------------------------
HOSTPWR_ON            TTL or CMOS  0.4V         3.3V*        2.0V         100 uA        125 uA       Controls Grackle Power
                                                                                                     On/Off
---------------------------------------------------------------------------------------------------------------------------------
CRESET                Open drain   NA           3.3V*        2.0V         3.3 mA        5 mA         CRESET is internally pulled
                                                                                                     to 3.3V using by 1K. The
                                                                                                     Grackle may also assert this
                                                                                                     line.
--------------------------------------------------------------------------------------------------------------------------------

* Note that the Grackle device will clamp the input line to 3.3V .5V TTL lines are acceptable but will increase current consumption through the interface.

Electrostatic Discharge       max 10KV

SRAM Backup Supply            3.3V continuous

HOST ELECTRICAL INTERFACE (STATUS SEND FEATURE)

Inputs                        4 Binary Encoded lines

Input Range                   Logic Low (Vil max) Less than or equal
                              to 0.6V (-.3V min)
                              Logic High greater that or equal
                              to 2.0V (7V max)


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

HOST LOGICAL INTERFACE (SERIAL)

Protocol                      Native Command Language (NCL) V1.2

HOST LOGICAL INTERFACE (STATUS SEND FEATURE)(1)

Protocol  Continuous polled status inputs (X4)

POWER MANAGEMENT

The host device shall provide continuous 5V & 7.2V supply. The Grackle will endeavor to exist in the lowest power state possible while still providing un-interrupted service. The Grackle is fully compliant with DataTAC-Registered Trademark- Power Windows power management system. By de-asserting the HOSTPWR_ON, the modem will dis-connect from the network, then enter a zero power state. The modem will reset if the power source is cycled. This potentially creates network service issues since the modem may not have had a chance to de-register. The Grackle modem will spend the majority of time in sleep mode, drawing a current in the of 15 - 20 mA.

ENVIRONMENTAL

Operating Range               0 - 50 degrees Celcius
Storage Range                 -35 - +85 degrees Celcius

RADIO PERFORMANCE

TRANSMITTER
Frequency Range           806 to 825MHz
RF Output Power           1.0 W
TTO Time                  5 mS
Duty Cycle                5% normal operating, over any five minute period
RECEIVER
Frequency Range           851 to 870MHz
Power Off to Receive 5ms
Receiver Settling Time    20 ms
Channel Scan Time         (30 ms within 15MHz)


-----------------------------
(1) Status Send and NCL operation are mutually exclusive

Sensitivity, 0.01 BER-112 dBm MDC4800 - 108 dBm RD-LAP 19.2
Fading Sensitivity            no more than 15 dB degradation 50 Km/Hr flat
                              Rayleigh
Selectivity                   55 dB (EIA) 45 dB over full temp range
Intermod                      55 dB (EIA) at room temperature
                              45 dB over full temperature range
Spurious Response Atten       55 dB (EIA)
Image Rejection               45 dB (EIA)
Hum and Noise                 30 dB
RX Spurious Emissions         To meet FCC and DOC rules

Allowable host desense(2)     9 dB

---------------------------------

(2) Host desense is created by host EMI impacting the modem via conducted and radiated mechanisms.


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